UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2008
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5309703v.1

Item 1.01                      Entry into a Material Definitive Agreement

Amendment No. 2 to Registration Rights Agreement

On October 6, 2008, Abraxas Energy Partners, L.P., an indirect subsidiary of Abraxas Petroleum Corporation, which we refer to as the Partnership, and a group of institutional investors listed on the signature pages thereto, whom we refer to as the Purchasers, entered into Amendment No. 2 to Registration Rights Agreement (the “RRA Amendment”).  The RRA Amendment amends the Registration Rights Agreement dated May 25, 2007 among the Partnership and the Purchasers, pursuant to which the Partnership agreed, among other things, to provide certain registration and other rights to the Purchasers. The RRA Amendment modifies the date on or before which the Partnership is required to cause registration statements with respect to the Partnership’s initial public offering, or IPO, and with respect to the public resale of Partnership units by the Purchasers, to become effective under the Securities Act of 1933, as amended, from September 30, 2008 to January 31, 2009; provided, however, that if the Partnership’s subordinated credit agreement is terminated on or prior to January 31, 2009 or if the maturity date is amended to a date later than June 30, 2009, then the required date for the registration statements’ being declared effective would be April 30, 2009.

Amendment No. 1 to Exchange and Registration Rights Agreement

On October 6, 2008, Abraxas Petroleum, the Partnership and the Purchasers entered into Amendment No.1 to Exchange and Registration Rights Agreement (the “Exchange Amendment”). The Exchange Amendment amends the Exchange and Registration Rights Agreement dated May 25, 2007 (the “Original Agreement”) among Abraxas Petroleum, the Partnership and the Purchasers pursuant to which, among other things, Abraxas Petroleum and the Partnership agreed to allow the Purchasers to exchange their limited partner units in the Partnership for shares of Abraxas Petroleum common stock. The Exchange Amendment modifies the date on which the Purchasers, if the Partnership’s IPO has not been consummated prior to that date, may first exchange their Partnership units for Abraxas Petroleum common stock, which we refer to as the Trigger Date,  from November 15, 2008 to January 31, 2009;  provided, however, that if the Partnership’s subordinated credit agreement is terminated on or prior to January 31, 2009 or if the maturity date is amended to a date later than June 30, 2009, then the Trigger Date would be April 30, 2009. As consideration for entering into the Exchange Amendment and the RRA Amendment, the Partnership agreed to pay each of the Purchasers an amount equal to $0.0625 per unit per quarter beginning the quarter ending December 31, 2008 and ending on the earlier to occur of  (i) the consummation of the IPO, (ii) the date the Partnership is first obligated to pay liquidated damages under the Registration Rights Agreement, (iii) April 30, 2009, (iv) the dissolution and liquidation of the Partnership and (v) the date that Abraxas Petroleum receives stockholder approval for issuing the shares of common stock issuable upon the exchange of units of the Partnership for Abraxas Petroleum common stock under the rules of the NASDAQ Stock Market.

Purchasers owning approximately 99.3% of the units who were parties to the Original Agreement entered into the Exchange Amendment. The terms of the Original Agreement require that any amendment which would adversely affect the rights of a Purchaser requires the approval of such Purchaser. As a result, the Exchange Amendment is not binding upon the holders of 42,000 units.

The summaries of the RRA Amendment and the Exchange Amendment described under this Item 1.01 are qualified in their entirety by the copies  of the RRA Amendment and Exchange Amendment filed as Exhibits 10.1 and 10.2, respectively,  to this Form 8-K, which are incorporated in this Item 1.01 by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1	Amendment No. 2 to Registration Rights Agreement dated October 6, 2008, by and among Abraxas Energy Partners, L.P. and the Purchasers.

Exhibit 10.2	Amendment No. 1 to Exchange and Registration Rights Agreement dated October 6, 2008 by and among Abraxas Petroleum Corporation, Abraxas Energy Partners, L.P. and the Purchasers.

5309703v.1

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:  /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated:  October 6, 2008

5309703v.1